UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Agreement.

On July 23, 2018, Sphere 3D Corp. (the “Company”), as borrower, certain of its subsidiaries, as guarantors, and FBC Holdings S.A.R.L., as lender, entered into that certain Ninth Amendment to 8% Senior Secured Convertible Debenture, as amended from time to time (the “Debenture”), under which, among other things, (i) the maturity date of the Debenture was extended from July 23, 2018 to November 19, 2018, and (ii) the Company must satisfy certain milestones which the failure to comply therewith would constitute an event of default under the Debenture.

Also on July 23, 2018, Overland Storage, Inc., together with Tandberg Data GmbH, as co-borrower, the Company and certain of the Company’s subsidiaries, as guarantors, and CB CA SPV, LLC (“Colbeck”), as lender, entered into that certain Amendment Number Fourteen to the Credit Agreement dated April 6, 2016, as amended from time to time (the “Credit Agreement” and, together with the Debenture, the “Debt Facilities”), under which, among other things, (i) the maturity date of the loans owing to Colbeck under the Credit Agreement was extended from July 23, 2018 to November 19, 2018, and (ii) the Company must satisfy certain milestones which the failure to comply therewith would constitute an event of default under the Credit Agreement.

The terms of the Debt Facilities otherwise remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 25, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer